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                                                                   Exhibit 10.6

                              CONCORD CAMERA CORP.

                       2002 LONG TERM CASH INCENTIVE PLAN


                               ARTICLE I. Purpose

The purpose of the 2002 Long Term Cash Incentive Plan (the "Plan") of Concord Camera Corp. (the "Corporation") is to provide incentives and reward selected key executives and consultants of the Corporation for long-term performance that meets or exceeds predetermined performance criteria based on a two-year fiscal cycle.


                             ARTICLE II. Definitions

The following terms used in the Plan shall have the meanings set forth below:

"Board" means the Board of Directors of the Corporation.

"CEO" means the Chief Executive Officer of the Corporation.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

"Committee" means the Compensation and Stock Option Committee of the Board.

"Corporate Officer" shall mean an officer who has been designated by the Board as an "executive officer" of the Corporation and as an "officer" for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended.

"Deferred Account" or "Accounts" shall mean the account established on the books of the Corporation for a Grantee for Performance Awards, or portions of such awards, that Corporate Officer Grantees have elected to defer pursuant to
Section 7.1.

"Earnings Before Interest, Taxes, Depreciation and Amortization" or "EBITDA" shall mean "Earnings" before "Interest", "Taxes", "Depreciation" and "Amortization" as those amounts are reflected in the Corporation's financial statements, and as adjusted by the Committee pursuant to Section 5.3 of the Plan.

"Eligible Executive" shall mean those persons described in Article IV hereof.

"Executive Session" shall mean a meeting at which only Independent Directors are present.

"Grantee" shall mean a Participant to whom a Performance Award has been awarded under the Plan.

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"Independent Director" means a member of the Board who is an "independent director" as defined in the applicable Nasdaq stock market rules, as such rules may be amended from time to time.

"Participant" shall mean the CEO and each other Eligible Executive (collectively, the "Participants") determined to be key executives of the Corporation and thus selected, pursuant to Article IV, to participate in the Plan for the relevant Performance Period.

"Plan" shall mean this Plan, as amended from time to time.

"Performance Award" means a right granted to a Participant pursuant to the Plan to receive a specified payment amount in cash or stock, or a combination thereof.

"Performance Period" means the period commencing on July 1, 2001 and ending on June 28, 2003 (the "Initial Performance Period"), and, if determined by the Committee, each subsequent annual two-year fiscal cycle beginning on June 30, 2002.

"Performance Pool" means the amount made available for Performance Awards with respect to the Performance Period.


                           ARTICLE III. Administration

The Plan shall be administered by the Committee, which shall be comprised solely of Independent Directors who also qualify as "outside directors" within the meaning of Section 162(m) of the Code. The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan and shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of the quorum may authorize any action of the Committee. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan. All members of the Committee shall be indemnified by the Corporation with respect to any such action, determination or interpretation to the fullest extent permitted by law.

Unless otherwise determined by the Board and subject to the provisions of the Plan, the Committee shall have the authority, in its absolute discretion, to:
(i) establish the performance criteria which will determine the size of the Performance Pool for each Performance Period, and make adjustments to such criteria under certain circumstances; (ii) determine the size of the Performance Pool for each Performance Period; (iii) determine the duration and purposes for leaves of absence which may be granted to a Participant or Grantee without constituting a termination of service for purposes of the Plan; (iv) adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (v) construe and interpret the Plan, the rules and regulations promulgated under the Plan, and make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that with respect to those Participants other than the CEO of the Corporation and any family members of the CEO, the Committee may delegate to the CEO all or any part of its authority as set forth in (iii) through (v) above. All references in the Plan to the power of the CEO to act for the Committee shall be applicable only to the extent consistent with the forgoing provision. All decisions, determinations and interpretations of the Committee, or the CEO, shall be final and binding, subject only to approval by the Board.


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The provisions of this Article III shall survive any termination of the Plan.


                    ARTICLE IV. Eligibility and Participation

"Eligible Executives" shall mean all Corporate Officers who are employed by the Corporation or consultants retained on a regular basis to perform consulting services to the Corporation; provided, however, that such persons must be employed by the Corporation or providing services to the Corporation: (i) throughout the entire last two fiscal quarters of the relevant Performance Period, and (ii) on the date the Performance Awards for the relevant Performance Period are determined. A person who is otherwise an Eligible Executive shall not be disqualified from participation in the Plan by virtue of being a director of the Corporation.

Within 90 days after the commencement of the relevant Performance Period, or before the end of the relevant Performance Period for any Eligible Executive whose employment commenced after the first day of the relevant Performance Period, the CEO, in his sole discretion, will determine which Eligible Executives are key executives and thus will be Participants in the Plan for the relevant Performance Period, provided each such individual remains an Eligible Executive.


                           ARTICLE V. Performance Pool

5.1 Determination of Performance Criteria. Within the first 90 days of each Performance Period (other than the Initial Performance Period), the performance criteria upon which the size of the Performance Pool will be based shall be determined and reduced to writing by the Committee and shall be subject to approval by the Board at the first meeting of the Board to follow such determination. Once the performance criteria have been established, the Committee may not amend or alter such criteria during the Performance Period absent a significant change to the structure of the Corporation, certain extraordinary accounting changes or other extraordinary events.

5.2 Determination of Performance Pool. As soon as practicable following the preparation by the Corporation of unaudited financial statements for the second fiscal year of the Performance Period, the Committee shall evaluate and ascertain in writing which, if any, of the performance criteria have been met and/or exceeded for the Performance Period, and based on such evaluation, will establish the value of the Performance Pool.

5.3 Adjustments. In the event of any cash infusion, capital raising transaction, reorganization, recapitalization, merger, consolidation, split-up, spin-off or any other similar change in the structure of the Corporation, extraordinary accounting charges or other special circumstances, the Committee reserves the right to make such equitable adjustment, if any, as it may deem appropriate in its absolute discretion, in the determination of the value of the Performance Pool.

In determining EBITDA, the Committee may make adjustments to "Income (Loss) from Operations" to eliminate the effect of: (i) extraordinary (as such term is defined by the Financial Accounting Standards Board) items of income and expenses, (ii) any charges arising from the grant or modification of stock options, (iii) major acquisitions/divestitures, and (iv) any other circumstance(s) the Committee deems appropriate.


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5.4 Unawarded Portion of Performance Pool. If all or any part of a Performance
Pool is not awarded to Participants, the unallocated portion shall be carried forward and made available to be included in Performance Pools created for subsequent Performance Periods.


                         ARTICLE VI. Performance Awards

6.1 Determination of Individual Performance Awards. After the Committee has determined the value of the Performance Pool pursuant to Article V, the Committee or a majority of the Independent Directors on the Board, in either case meeting in Executive Session, shall determine in its/their sole discretion the amount of the Performance Award to be granted to the CEO out of the Performance Pool. Subsequent to such determination, the Committee shall determine the amount of the Performance Award to be granted out of the remainder of the Performance Pool to each other Participant, based on its evaluation of such Participant's performance, contribution to the success of the Corporation, industry, service, compensation, and such other criteria as it shall determine to be relevant; provided, however, that the Committee or a majority of the Independent Directors on the Board, in either case meeting in Executive Session, shall determine the amount of any Performance Award to be granted to a Participant who is a family member of the CEO. The Committee or a majority of the Independent Directors on the Board, in their sole discretion, may determine that certain Participants will not be granted a Performance Award. The aggregate amount of all Performance Awards may not exceed 100% of the Performance Pool.

6.2 Payment of Performance Awards. Performance Awards shall be paid in a lump sum in cash, stock or combination thereof, as soon as practicable following the determination of the amount and the form of the Performance Awards, but no later than 90 days following the end of the Performance Period unless otherwise deferred pursuant to Section 7.1.


                   ARTICLE VII. Deferral of Performance Awards

7.1 Election to Defer. Each Grantee who is a Corporate Officer has the right to elect to defer the receipt of all or a portion of his Performance Award. Any such election shall be made in writing by the Corporate Officer Grantee through the execution and delivery of a Deferral Agreement with the Corporation, on such terms as are acceptable to the Corporation (the "Agreement"), and an election made pursuant to the Agreement with respect to the relevant Performance Period on or before the deadline provided for in the Agreement.

The amount of compensation to be deferred by the Corporate Officer Grantee may be stated either as a dollar amount or in the form of a percentage of the Performance Award. The Corporation will not, in any event, be required to defer an amount of less than $10,000 with respect to a Performance Award for any one Performance Period.

7.2 Deferred Accounts. The Corporation shall establish a bookkeeping reserve account, to be designed as the Grantee's Deferred Account, for each Corporate Officer Grantee who elects to defer all or part of a Performance Award pursuant to Section 7.1. The Grantee's Deferred Account shall be credited with the amount of the Performance Award deferred with respect to the initial deferral and all subsequent deferrals. The Deferred Account shall also be reduced to the extent of each payment made to the Grantee.


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The balance of a Deferred Account for a Corporate Officer Grantee shall represent an obligation of the Corporation to pay that amount to that Grantee. Such payment shall be made from the general funds of the Corporation in the manner specified in the Agreement and elections made thereunder by the Corporate Officer Grantee. No obligations of the Corporation to any Grantee pursuant to the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. No Participant, Grantee or Beneficiary shall have under any circumstances any interest whatsoever, vested or contingent, in any particular property or asset of the Corporation. The provisions of this Article VII shall not be construed as giving the Grantee or his Beneficiary any greater rights than those of any other unsecured creditor of the Corporation.

7.3 Designation of Beneficiary. Each Participant shall designate one or more persons as the beneficiaries who shall be entitled to receive the amount, if any, payable under the Plan upon his death (the "Beneficiary"). A Participant may, from time to time, revoke or change his Beneficiary designation without the consent or notification of any prior Beneficiary by filing a new designation with the Corporation. The last such designation received by the Corporation shall be controlling, provided that no designation, change or revocation thereof shall be effective unless received by the Corporation prior to the Participant's death, and in no event shall it be effective as of any date prior to such receipt.

If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate shall be deemed to have been designated his Beneficiary and shall receive payment of the amount, if any, payable under the Plan upon his death. If the Committee is in doubt as to the right of any person to receive such amount, the Corporation may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Corporation may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Corporation therefore.

7.4 Incapacity of Beneficiary, Etc. If the Committee shall find that any Beneficiary to whom any amount is or was payable hereunder is unable to care for his affairs because of illness or accident, or has died, then the Committee, if it so elects, may direct that unless a prior claim therefore has been made by a duly appointed legal representative, any payment due him or his estate, or any part thereof, be paid or applied for the benefit of such person or to or for the benefit of his spouse, children or other dependents, an institution maintaining or having custody of such person or persons, any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Committee may deem proper. Any such payment shall be in complete discharge of the liability therefore of the Corporation, the Plan and the Committee and any member, officer or employee thereof.


                ARTICLE VIII. General Limitations and Provisions

8.1 Choice of Law. The validity, construction and administration of the Plan, and any rules, regulations, determinations or decisions made hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of Florida without regard to conflicts of law principles.


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8.2 No Transferability or Alienation. Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.

8.3 Gender. As used herein, the masculine gender shall include the feminine gender.

8.4 Headings. The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

8.5 Notices. All notices or other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail addressed to any Participant at the address contained in the records of the Corporation or to the Corporation at its principal office, marked for the attention of the CEO.

8.6 Unfunded Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any amount payable to a Grantee under the Plan, nothing contained in the Plan (or in any other documents related hereto), nor the creation or adoption of the Plan, the grant of any award, or the taking of any other action pursuant to the provisions of the Plan shall give any such Grantee any rights that are greater than those of an unsecured general creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation's obligations under the Plan, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Grantee.

No Participant, Grantee, Eligible Executive or any other person shall have any right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations hereunder. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Grantee, Eligible Executive or any other person.

8.7 No Employment or Equityholder Rights. Neither the Plan nor any Performance Awards granted under the Plan shall give any Participant, Grantee, Eligible Executive or any person claiming to be one of the foregoing any right to continue in the employ or service of the Corporation, or interfere in any way with the right of the Corporation, subject to the terms of any separate employment or consulting agreement to the contrary, to terminate their employment or service at any time. No Grantee or Participant shall have any rights of an equityholder of the Corporation as a result of the grant of a Performance Award or otherwise under the Plan prior to or apart from those rights derived from the possession of such shares as may be awarded in settlement of a Performance Award.


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8.8 Expenses. All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Corporation.

8.9 Other Plans. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Corporation. Nothing in this Plan shall be construed to limit the right of the Corporation to establish, alter or terminate any other forms of incentives, benefits or compensation for employees including, without limitation, conditioning the right to receive other incentives, benefits or compensation on an employee not participating in this Plan.

8.10 Withholding. The Corporation shall withhold from the settlement of any Performance Award under this Plan any amount of withholding taxes due in respect of such Performance Award, its deferral or payment.

8.11 Incapacity of Grantee. If the Committee shall find that any Grantee to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, then any payment due to such person (unless a prior claim therefore has been made by a duly appointed legal representative), may, if the Committee so directs the Corporation, be paid to his Beneficiary, or if no Beneficiary has been designated, to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such Grantee otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefore.

8.12 Forfeiture of Performance Award. Upon a violation by a Grantee of any of the restrictive covenants contained in any agreement between the Grantee and the Corporation (a "Forfeiture Event"), except as otherwise provided in any applicable written agreement between the Grantee and the Corporation, the Grantee shall forfeit his or her entitlement to any Performance Award granted pursuant to this Plan and shall be obligated to repay to the Corporation, in cash, within five (5) business days after demand is made therefore by the Corporation, all amounts paid to the Grantee by the Corporation pursuant to this Plan within 12 months of the date of such Forfeiture Event and/or the date that the Corporation became aware of the Forfeiture Event. The Committee may, in its discretion, waive in whole or in part the Corporation's right to forfeiture under this Section 8.12, but no such waiver shall be effective unless expressly made in a writing that references this Section 8.12.

8.13 Setoff. Except as otherwise provided in any applicable written agreement between the Grantee and the Corporation, the Corporation may, to the extent permitted by law, deduct from and set off against its obligations hereunder to a Grantee from time to time (including, without limitation, amounts payable in connection with a Performance Award, as wages or benefits or other form of compensation), any amounts that Grantee owes to the Corporation for any reason whatsoever, whether or not due, and such Grantee shall remain liable for any portion of Grantee's obligation not satisfied by such setoff. By accepting a Performance Award under this Plan, each Grantee agrees to the deduction or setoff provided for in this Section 8.13.


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8.14 Severability. In case any provision of this Plan shall be held illegal or invalid, such illegality or invalidity shall be construed and enforced as if said illegal or invalid provision had never been inserted herein and shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if any such illegal or invalid provision were not a part hereof.


                 ARTICLE IX. Amendment or Discontinuance of Plan

The Board may, without the consent of the Corporation's stockholders, Participants or Grantees under the Plan, at any time terminate the Plan entirely, and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect Performance Awards previously granted hereunder without the Grantee's consent.



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                              CONCORD CAMERA CORP.

                       2002 Long Term Cash Incentive Plan

                          Performance Criteria for the
                       Fiscal 2002-2003 Performance Period




























Incorporated by referenced to Exhibit 10.18 to the Company's Annual Report on Form 10-K for the year ended June 29, 2002.